UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 27, 2019

MISONIX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-10986	84-1856018
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1938 New Highway, Farmingdale, New York	11735
(Address of Principal Executive Offices)	(Zip Code)

(631) 694-9555

(Registrant’s Telephone Number, Including Area Code)

New Misonix, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Shares, $0.0001 par value	MSON	The Nasdaq Global Market

Explanatory Note

On September 27, 2019 (the “Closing Date”), Misonix, Inc. (f/k/a New Misonix, Inc.), a Delaware corporation (“New Misonix” or the “Registrant”), Misonix OpCo, Inc., (f/k/a Misonix, Inc.) a New York corporation (“Old Misonix”) and Solsys Medical, LLC, a Delaware limited liability company (“Solsys”) consummated a business combination transaction (the “Transaction”) contemplated by the Agreement and Plan of Merger, dated as of May 2, 2019, by and among New Misonix, Old Misonix, Motor Reincorp. Sub One, Inc., a New York corporation (“Merger Sub One”), Surge Sub Two, LLC, a Delaware limited liability company (“Merger Sub Two”), Solsys and, solely in his capacity as the representative for the equityholders of Solsys, Greg Madden, which business combination transaction was previously described in the Registration Statement on Form S-4, as amended (File No. 333-231797) filed by New Misonix (the “Registration Statement”) and the definitive joint proxy and consent solicitation statement/prospectus of Old Misonix and Solsys that formed a part of the Registration Statement (the “Joint Proxy Statement/Prospectus”). Upon the consummation of the Transaction, Merger Sub One merged with and into Old Misonix and Merger Sub Two merged with and into Solsys, and each of Old Misonix and Solsys became a direct, wholly owned subsidiary of New Misonix.

By reason of the Transaction, on the Closing Date, the Registrant became the parent public reporting company. The Registrant also changed its name to Misonix, Inc. In addition, the former public reporting company, Old Misonix, changed its name to Misonix OpCo, Inc. and became a direct wholly owned subsidiary of the Registrant. This Current Report on Form 8-K is being filed for the purpose of establishing the Registrant as the successor issuer to Old Misonix pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to disclose events, including the consummation of the Transaction and entry into certain agreements, which are required to be disclosed on Form 8-K with respect to New Misonix and Old Misonix as of the Closing Date.

Item 1.01. Entry into a Material Definitive Agreement.

Credit Facility

On June 1, 2015, Solsys entered into a credit facility (the “Existing Credit Facility”) syndicated by SWK Funding LLC on behalf of multiple lenders pursuant to which such lenders extended term loans to Solsys. Prior to the Transaction, the outstanding principal balance of the term loans under the Existing Credit Facility was $20,095,761.

On the Closing Date, effective upon the completion of the Transaction, New Misonix and Solsys entered into an amended and restated credit agreement (the “Amended Credit Agreement”) with SWK Funding LLC and the lenders under the Existing Credit Facility pursuant to which the Existing Credit Facility was amended and restated to (i) join New Misonix as a co-borrower, (ii) extend the maturity date, (iii) provide an additional $5 million of term loans available during the first year of the Amended Credit Agreement, (iv) modify the interest rates and prepayment fees payable and (v) modify the financial covenants.

The term loans under the Amended Credit Agreement accrue interest at a variable rate of the greater of 2.0% or the three-month LIBOR, with a maximum variable rate of 3%, plus a margin of between 7.00% and 10.25% depending on New Misonix’s earnings before interest, taxes, depreciation and amortization, and New Misonix’s market capitalization, payable quarterly. Under the Amended Credit Agreement, New Misonix and Solsys are required to make quarterly principal payments on the term loans based on New Misonix’s consolidated aggregate annual revenue. New Misonix and Solsys must pay 15% of New Misonix’s consolidated aggregate annual revenue up to $15 million, and 12.5% of New Misonix’s consolidated aggregate annual revenue greater than $15 million. Beginning February 2021, principal payments of $1,250,000 plus accrued interest are due quarterly, with all remaining principal and unpaid accrued interest due June 30, 2023. Under the terms of the Amended Credit Agreement, New Misonix and Solsys are required to meet certain financial covenants.

The obligations under the Amended Credit Agreement are (i) guaranteed by Old Misonix and (ii) secured by a first lien on substantially all assets of New Misonix, Solsys and Old Misonix and a second lien position on accounts receivable of Solsys.

The foregoing description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Credit Agreement, which is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On the Closing Date, New Misonix, Old Misonix and Solsys consummated the Transaction pursuant to the Merger Agreement, which business combination transaction was previously described in the Registration Statement and the Joint Proxy Statement/Prospectus. Upon the consummation of the Transaction, Merger Sub One merged with and into Old Misonix and Merger Sub Two merged with and into Solsys, and each of Old Misonix and Solsys became a direct, wholly owned subsidiary of New Misonix.

Pursuant to the Merger Agreement, the unitholders of Solsys will receive 5,703,802 shares of New Misonix common stock and shareholders of Old Misonix will receive one share of New Misonix common stock for each share of Old Misonix common stock that they held. After the Transaction, the former Old Misonix shareholders own approximately 64% of the outstanding New Misonix common stock and the former Solsys unitholders own approximately 36% of the outstanding New Misonix common stock. New Misonix was renamed “Misonix, Inc.” concurrently with the closing of the Transaction.

Pursuant to the Merger Agreement, each option to purchase Old Misonix common stock outstanding immediately prior to the Transaction was assumed by New Misonix and became an option to purchase the same number of shares of New Misonix common stock equal to the number of shares of Old Misonix common stock subject to such option, on the same terms and conditions as applied to such option immediately prior to the Transaction (including strike price, applicable vesting, exercise and expiration provisions), and ceased to represent an option or right to acquire shares of Old Misonix common stock.

The foregoing description of the Merger Agreement and the Transaction does not purport to be complete and is qualified in its entirety by reference to (i) the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Form 8-K filed by Old Misonix with the SEC on May 6, 2019 and (ii) the description of the Merger Agreement contained in the Registration Statement and the Joint Proxy Statement/Prospectus.

Pursuant to Rule 12g-3(a) under the Exchange Act, New Misonix is the successor issuer to Old Misonix. The shares of New Misonix common stock are deemed to be registered under Section 12(b) of the Exchange Act, and New Misonix is subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder. New Misonix hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act. The shares of New Misonix common stock were approved for listing on the NASDAQ Global Market (the “NASDAQ”) and will trade under the symbol “MSON.”

Item 2.03 Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.03.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Prior to the Transaction, shares of Old Misonix common stock were registered pursuant to Section 12(b) of the Exchange Act and listed on the NASDAQ. As a result of the Transaction, Old Misonix has requested that the NASDAQ file a Form 25 to withdraw shares of Old Misonix common stock from listing on the NASDAQ. The shares of Old Misonix common stock were suspended from trading on the NASDAQ as of the close of business on the Closing Date. Old Misonix expects to file a Form 15 with the SEC to terminate the registration under the Exchange Act of the shares of Old Misonix common stock and suspend the reporting obligations under Section 15(d) of the Exchange Act of Old Misonix. The information set forth in Item 2.01 of this Form 8-K is incorporated by reference into this Item 3.01.

New Misonix’s common stock is listed on the NASDAQ under the symbol “MSON.” Old Misonix’s common stock, which was previously listed on the NASDAQ under the symbol “MSON,” was removed from listing in connection with the listing of New Misonix common stock as part of the Transaction.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Items 2.01, 3.01 and 5.03 of this Form 8-K is incorporated by reference into this Item 3.03.

The issuance of shares of New Misonix common stock in connection with the Transaction was registered under the Securities Act of 1933, pursuant to the Registration Statement. The Joint Proxy Statement/Prospectus contains additional information about the Transaction and the other transactions contemplated by the Merger Agreement, including information concerning the interests of directors, executive officers and affiliates of Old Misonix in the Transaction and the changes in rights of former holders of Old Misonix common stock and former holders of Solsys units.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

New Misonix – Board of Directors

On May 1, 2019, Stavros Vizirgianakis, Gwendolyn Watanabe and Thomas Patton were appointed to the Board of Directors of New Misonix (the “Board”). Upon the consummation of the Transaction and in accordance with the terms of the Merger Agreement, Michael Koby and Paul LaViolette were also appointed by the existing members of the Board to fill vacancies that existed on the Board. The Board determined that each member of the Board, other than Stavros Vizirgianakis, is an “independent director” under the rules of the NASDAQ. In addition, the Board formed an audit committee, a nomination and corporate governance committee and a compensation committee of the Board, which are expected to be composed of the following directors:

Audit Committee: Thomas Patton, Gwendolyn Watanabe and Michael Koby.

Nomination and Corporate Governance Committee: Thomas Patton, Gwendolyn Watanabe and Paul LaViolette.

Compensation Committee: Thomas Patton, Gwendolyn Watanabe and Paul LaViolette.

Certain biographical information and other information for the individuals that have joined the Board from Solsys’ board of directors is below.

Michael Koby (Age - 46) has been designated by Solsys to serve on the Board. Mr. Koby co-founded 1315 Capital in 2014. Prior to founding 1315 Capital, Mr. Koby was a Managing Director of Palm Ventures, a private-equity focused family office, where Mr. Koby led all healthcare investing from 2010 to 2014. Prior to that, Mr. Koby was an investor at Galen Partners, a healthcare growth equity investment firm, from 1997 to 1999 and from 2004 to 2010. Mr. Koby also served in business development roles with Novoste Corporation and Medtronic, Inc. between 1999 and 2002 and as a healthcare investment banking analyst at Dillon, Read & Co. from 1995 to 1997. Mr. Koby holds an MBA in Healthcare Management from The Wharton School and a B.S. from Cornell University.

Paul LaViolette (Age - 61) has been designated by Solsys to serve on the Board. In 2009, Mr. LaViolette joined SV Health Investors, a leading life sciences growth equity and venture capital firm, and has served as Managing Partner since 2014. Mr. LaViolette currently serves as Chairman of the Board of a public company, TransEnterix, Inc., a surgical robotics company, and continues to serve on the board of directors of several other early and growth stage private medical device companies. Additionally, Mr. LaViolette has served as a director of the Medical Device Manufacturers Association for the past decade and as Vice Chairman of the Innovation Advisory Board for the Partners Health System for the past five years. Prior to joining SV Health Investors, Mr. LaViolette spent nearly three decades building and leading medical device businesses. From 1994 to 2008, Mr. LaViolette served in several roles at Boston Scientific Corporation including President of Cardiology and International, Group President of Cardiovascular and Endosurgery, and Chief Operating Officer. Prior to joining Boston Scientific Corporation, Mr. LaViolette served in general management and commercial leadership roles at C.R. Bard from 1984 to 1993 and at Kendall (Medtronic) from 1980 to 1984. Mr. LaViolette holds an MBA from Boston College and a B.A. in Psychology from Fairfield University.

The description of compensation arrangements for the Board included in Old Misonix’s Definitive Proxy Statement filed on March 25, 2019 is incorporated by reference into this Item 5.02.

New Misonix – Executive Officers

Upon the consummation of the Transaction, Stavros Vizirgianakis resigned from his position as the President of New Misonix. In addition, upon the consummation of the Transaction, the following individuals were appointed as executive officers of New Misonix:

Name	Position
Stavros Vizirgianakis	Chief Executive Officer
Allan Staley	President
Joseph Dwyer	Chief Financial Officer
Sharon Klugewicz	Chief Operating Officer
Scott Ludecker	Senior Vice President, Global Sales and Marketing

Certain biographical and other information of the foregoing individuals that have joined New Misonix from Solsys is below.

Allan Staley (Age - 59) will serve as the President of New Misonix. Mr. Staley co-founded Solsys in 1999 and served as Solsys’ Chief Executive Officer from May 2015 until September 27, 2019. From 2007 through May 2015, Mr. Staley served as the President of Solsys and ran its day-to-day operations, including managing reports for sales, marketing, finance, quality and market access. During that time, Mr. Staley led Solsys’ approximately $45 million of equity capitalization and $20 million of debt capitalization to grow the business. Mr. Staley created Solsys’ business relationship with LifeNet Health, Inc. in 2010 to market and distribute TheraSkin and led the reimbursement strategy, and its tactical execution, to secure broad reimbursement coverage for TheraSkin. Prior to 2007, Mr. Staley was a business attorney for 21 years. Mr. Staley received his J.D. from the Marshall-Wythe School of Law at the College of William & Mary and his B.S. from Randolph-Macon College.

The description of the employment agreement between Allan Staley and New Misonix included in the Registration Statement is incorporated by reference into this Item 5.02.

The descriptions of the executive compensation of Stavros Vizirgianakis, Joseph Dwyer, Sharon Klugewicz and Scott Ludecker included in Old Misonix’s Definitive Proxy Statement filed on March 25, 2019 are incorporated by reference into this Item 5.02.

There are no family relationships among any of New Misonix’s directors or among any of New Misonix’s directors and New Misonix’s executive officers.

In connection with his or her appointment as an executive officer of New Misonix or to the Board, each executive officer and director of New Misonix entered into New Misonix’s standard form of indemnification agreement, which is attached as Exhibit 10.2 hereto and incorporated by reference.

The information set forth in Item 2.01 of this Form 8-K is incorporated by reference into this Item 5.02.

Old Misonix

Upon the consummation of the Transaction, Thomas Patton, Gwendolyn Watanabe, Patrick McBrayer and Dr. Charles Miner III resigned as directors of Old Misonix, and Stavros Vizirgianakis became the sole director, President and Chief Executive Officer of Old Misonix, which will continue as a wholly-owned subsidiary of New Misonix.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

New Misonix

The Certificate of Incorporation and the Bylaws of New Misonix are attached as Exhibits 3.1 and 3.2, respectively, to this Form 8-K and are incorporated herein by reference. In addition, on the Closing Date, New Misonix filed an amendment to its Certificate of Incorporation to change its name from “New Misonix, Inc.” to “Misonix, Inc.” and to reflect the adoption of the shareholders of Old Misonix of a provision mandating that the Court of Chancery of the State of Delaware shall be the exclusive forum for various actions that may be brought against New Misonix, its officers, or directors. Such amendment is attached as Exhibit 3.3 hereto and is incorporated herein by reference.

Old Misonix

On the Closing Date, Old Misonix amended and restated its Certificate of Incorporation and Bylaws as further described in the Registration Statement. Such Amended and Restated Certificate of Incorporation and Bylaws of Old Misonix are attached hereto as Exhibit 3.4 and Exhibit 3.5, respectively, and are incorporated herein by reference.

Item 8.01 Other Events.

On the Closing Date, New Misonix issued a press release announcing the consummation of the Transaction (the “Press Release”), which is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

* * *

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

In reliance on General Instruction B.3 to Form 8-K, the financial statements of the business acquired have been omitted because New Misonix previously reported substantially the same information in the Registration Statement.

(b) Pro Forma Financial Information.

In reliance on General Instruction B.3 to Form 8-K, the pro forma financial information has been omitted because New Misonix previously reported substantially the same information in the Registration Statement.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated May 2, 2019, by and among Misonix, New Misonix, Inc., Reincorp. Merger Sub One, Inc., Surge Sub Two, LLC, Solsys and, solely in its capacity as the representative for the Solsys equityholders, Greg Madden (incorporated by reference to Exhibit 2.1 to Old Misonix’s Current Report on Form 8-K filed May 6, 2019)
3.1	Certificate of Incorporation of New Misonix, Inc. (incorporated by reference to Exhibit 3.1 to New Misonix’s Registration Statement on Form S-4 filed on May 29, 2019)
3.2	Bylaws of New Misonix, Inc. (incorporated by reference to Exhibit 3.3 to New Misonix’s Registration Statement on Form S-4 filed on May 29, 2019)
3.3	Certificate of Amendment to the Certificate of Incorporation of New Misonix, Inc.
3.4	Amended and Restated Certificate of Incorporation of Misonix OpCo, Inc.
3.5	Amended and Restated Bylaws of Misonix OpCo, Inc.
10.1	Amended and Restated Credit Agreement, dated September 27, 2019, among Solsys Medical, LLC, New Misonix, Inc., SWK Funding LLC and the financial institutions party thereto from time to time as lenders
10.2	Form of Indemnification Agreement
99.1	Press Release, dated September 27, 2019

*All schedules to the Amended Credit Agreement have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K. A copy of any omitted schedule will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 2019	Misonix, Inc.

	By:	/s/ Stavros Vizirgianakis
Stavros Vizirgianakis Chief Executive Officer